EXHIBIT 16.1

AGCA, Inc. Certified Public Accountants
Member of Alliott Group, a worldwide alliance of independent firms
411 E. Huntington Drive, Suite 308, Arcadia, CA 91006 • Website: www.agcacpa.com
• Phone: (626) 446-4000 • Fax: (626) 446-4002 • E-mail: info@ogcacpa.com

October 15, 2009

Security and Exchange Commission 100 F Street, N. E.
Washington, D.C. 20549-7561

Dear Sir:

We have read Item 4.01 of China Carbon Graphite Group, Inc.'s Form 8-K dated October 12, 2008 and agree with the statements made thereon as they related to our Company only.

Yours truly,

/s/ ACGA, Inc.